Exhibit 3.9

ARTICLES OF ORGANIZATION

OF

DG RETAIL, LLC

The undersigned acting as organizer(s) of a Limited Liability Company under the provisions of the Tennessee Limited Liability Company Act, § 48-205-101, adopts the following Articles of Organization.

1.                                       The name of the limited liability company is DG Retail, LLC.

2.                                       The name and complete address of the limited liability company’s initial registered agent and office located in the state of Tennessee is:

Corporation Service Company

2908 Poston Avenue

Davidson County

Nashville, Tennessee 37203

3.                                       The name and complete address of the organizer of this limited liability company is:

James H. Romaker

100 Mission Ridge

Goodlettsville, Tennessee 37072

4.                                       The limited liability company will be member managed.

5.                                       The number of members at the date of filing: one (1).

6.                                       If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

7.                                       The complete address of the limited liability company’s principal executive office is:

100 Mission Ridge

Davidson County

Goodlettsville, Tennessee 37072

8.                                       The period of duration is perpetual.

Signature Date: July 15, 2005

Signature:	/s/ James H. Romaker

Name:	James H. Romaker

Signer’s	Organizer
Capacity:

2